Exhibit (6)(a)
                                                                 --------------
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  AMADEO, INC.

                        ---------------------------------


                                   ARTICLE ONE

                      NAME; REGISTERED AGENT; INCORPORATOR

      Section  1.01.  The  name  of  the   corporation  is  Amadeo,   Inc.  (the
"Corporation").

      Section 1.02. The name and address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      Section 1.03. The incorporator of the Corporation is NationsBank, N.A., whose mailing address is 100 North Tryon Street, Charlotte, North Carolina 28255.

                                   ARTICLE TWO

                             PURPOSE OF CORPORATION

      Section 2.01. Subject to Section 2.02, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      Section 2.02. Notwithstanding Section 2.01, the purpose of the Corporation is limited to:

            (a) accepting as a contribution from NationsBank, N.A., the notes and certificates (the "Asset Backed Securities") issued by Bank of America Auto Owner Trust 1999-A;

            (b) entering into and performing its obligations under the Trust Indenture and Agreement for Amadeo Trust with NationsBank, N.A., as Trustee, and conveying the Asset Backed Securities to Amadeo Trust in exchange for all of the units of beneficial interest in Amadeo Trust;

            (c) donating one unit each of Amadeo Trust to each of approximately 125 charitable organizations;

            (d) holding, selling, pledging (including for the benefit of one or more affiliates) or otherwise transferring its units in Amadeo Trust;


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            (e) if the Corporation elects, registering the units of Amadeo Trust under the Securities Act of 1933, as amended; and

            (f) engaging in activities and entering into agreements incidental to and necessary or convenient to accomplish any of such purposes.

      The Corporation shall at all times be Independent (defined below).

      Section 2.03. "Independent" means that the Corporation shall require the unanimous consent of its entire board of directors (without any vacancies), including the affirmative vote of at least one Independent Director (as such term is defined in Section 4.01) before the Corporation may approve, permit or take, or cause any action to be taken, to (i) dissolve or liquidate, in whole or in part, or institute proceedings to have itself adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to the Corporation or a substantial part of its property; (v) make any assignment for the benefit of its creditors; (vi) admit in writing its inability to pay its debts generally as they become due; (vii) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which the Corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through
(vii) of this paragraph.

                                  ARTICLE THREE

                                  CAPITAL STOCK

      Section 3.01. The Corporation shall have one class of stock designated as Common Stock, and the total number of shares of stock of that class that the Corporation shall have authority to issue is 1,000 shares of stock, par value $10.00 per share. No shareholder shall have any preemptive right to acquire additional shares of the Corporation.

                                  ARTICLE FOUR

                              INDEPENDENT DIRECTORS

      Section 4.01. The Corporation shall at all times, except as noted hereafter, have at least one director (each, an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the Corporation (other than any limited or special purpose corporation or limited liability company similar to the Corporation); (ii) a person related to any officer or director of any affiliate of the Corporation; (iii) a direct or indirect holder of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of any affiliate of the Corporation. In the event of the death, incapacity, resignation or removal of one or more Independent Directors, such that the


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number of Independent  Directors is reduced below one, the board of directors of the Corporation (the "Board of Directors") shall promptly appoint one or more Independent Directors such that the Corporation has at least one Independent Director. The Board of Directors shall not vote on any matter other than the appointment of an Independent Director unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors.

                                  ARTICLE FIVE

                    LIMITATIONS ON ACTIONS BY THE CORPORATION

      Section 5.01. Notwithstanding any other provision of this certificate of incorporation of the Corporation (the "Certificate") or any provision of law, the Corporation shall not do any of the following:

            (a) engage in any business or activity other than as set forth in Article Two hereof;

            (b) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), which must include the affirmative vote of at least one Independent Director, (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to the Corporation or a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due; (vii) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which the Corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through
      (vii); provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent; or

            (c) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), merge or consolidate with any other corporation, company or entity, sell all or substantially all of its assets or acquire all or substantially all of the assets, capital stock or other ownership interest of any other corporation, company or entity (other than Amadeo Trust).

                                   ARTICLE SIX

                                INTERNAL AFFAIRS

      Section 6.01. The Corporation shall insure at all times that (i) it maintains separate corporate records and books of account from those of NationsBank, N.A.


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and all of its  affiliates,  and (ii) none of the  Corporation's  assets will be commingled with those of NationsBank, N.A. or any of its affiliates.

                                  ARTICLE SEVEN

                                   AMENDMENTS

      Section 7.01. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware may be added in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred on any person by this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article. The Corporation shall not amend, alter, change or repeal any provision of Article Two or Articles Four through Seven (the "Restrictive Articles"), except by unanimous vote of the Board of Directors (before receipt of payment for stock) or the shareholders (subsequent to the receipt of payment for stock), as the case may be, and provided, further, that the Corporation shall not amend or change any Article so as to be inconsistent with the Restrictive Articles, except by unanimous vote of the Board of Directors (before receipt of payment for stock) or the shareholders (subsequent to the receipt of payment for stock).

      Section 7.02. The shareholders entitled to vote shall have the power to adopt new bylaws or amend or repeal existing bylaws. The Board of Directors shall also have the power to adopt new bylaws, or amend or repeal existing bylaws, but such power shall not divest or otherwise limit the power of the shareholders entitled to vote to adopt, amend or repeal any bylaws.

                                  ARTICLE EIGHT

                   LIABILITY OF DIRECTORS FOR MONETARY DAMAGES

      Section 8.01. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

                                  ARTICLE NINE

                                  MISCELLANEOUS

      Section 9.01. Unless and except to the extent otherwise provided in the bylaws of the Corporation, the election of directors of the Corporation need not be by written ballot.


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      The undersigned  incorporator hereby acknowledges that this Certificate is his act and deed on this 30th day of June, 1999.

                                          NATIONSBANK, N.A.

                                          Sole Incorporator



                                          By: /s/ Paulette M. Mehas
                                             ------------------------------
                                             Name: Paulette M. Mehas
                                             Title: Vice President